                        MANAGEMENT STOCK BUYBACK AGREEMENT

                  STOCK BUYBACK AGREEMENT, dated as of February 20, 1998 (the "Agreement"), by and among Universal Compression Holdings, Inc., a Delaware corporation ("Holdings") and the persons listed on the signature page hereto under the heading "Purchasers" (such persons collectively referred to as the "Purchasers").

                  WHEREAS, Holdings and the Purchasers are parties to the Management Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), whereby each Purchaser is acquiring the number of shares of the Common Stock of Holdings, par value $.01 per share (the "Common Stock"), and the number of shares of the Series A Preferred Stock of Holdings, par value $.01 per share (the "Preferred Stock") as is set forth opposite such person's name on Annex I;

                  WHEREAS, in connection with such purchase, Holdings and the Purchasers wish to set forth their understanding with respect to their respective rights to force the sale, in the case of Holdings, or force the purchase, in the case of the Purchasers, of the Common Stock and/or Preferred Stock acquired pursuant to the Purchase Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. General. Except as provided in Sections 3, 4, 5 and 7 of the Stockholders Agreement, dated as of the date hereof, by and among Holdings and the stockholders party thereto (the "Stockholders Agreement"), each share of Common Stock and Preferred Stock acquired by the Purchasers at any time may not be sold, disposed of or otherwise transferred except to Holdings in accordance with this Agreement. Each certificate representing shares of Common Stock and Preferred Stock acquired by each Purchaser shall bear a legend to such effect. In the event that any Purchaser, in accordance with the Stockholders Agreement, transfers all or any shares of Common Stock or Preferred Stock to a person other than Holdings, such transferee shall be obligated to comply with the provisions of this Agreement. The Common Stock and Preferred Stock are sometimes collectively referred to herein as the "Holdings Securities."

                  2. Call by Holdings. Within six months following such Purchaser's termination of employment with Holdings and Universal Compression, Inc., Holdings shall have the right to purchase from each Purchaser, all of the Holdings Securities owned by such Purchaser for an amount equal to:

                  (a) in the case of Common Stock (i) where such Purchaser resigns prior to the expiration (the "Expiration") of the Purchaser's term of employment under such Purchaser's employment agreement, if any, or is terminated for Cause at any time, the lesser of (x) the product of (A) the Common Share Value (valued as of the end of the month preceding such Purchaser's resignation from or termination of employment) multiplied by (B) the number of shares of Common Stock held by such Purchaser, and (y) the product of

(A) the price per share of Common Stock paid by the Purchaser to acquire such shares multiplied by (B) the number of shares of Common Stock held by such Purchaser, or (ii) where such Purchaser resigns after the Expiration, the Fair Market Value of such shares of Common Stock, and

                  (b) in the case of Preferred Stock (i) where such Purchaser resigns prior to the Expiration or is terminated for Cause at any time, the product of (A) the Preferred Share Value multiplied by (B) the number of shares of Preferred Stock held by such Purchaser, or (ii) where such Purchaser resigns after the Expiration, the Fair Market Value of such shares of Preferred Stock.

                  If such purchase of Holdings Securities by Holdings is prohibited pursuant to the terms of any agreement to which Holdings is a party, the period during which Holdings may make such purchase shall be extended by an additional six months from the expiration of the initial six-month period.

                  3. Put by Purchaser. Each Purchaser shall have the right to sell to Holdings, within three months following such Purchaser's death or disability or termination of employment by Holdings for any reason other than Cause, all of the Holdings Securities owned by such Purchaser for an amount equal to:

                  (a) in the case of Common Stock, the Fair Market Value of such shares of Common Stock, and

                  (b) in the case of Preferred Stock, the Fair Market Value of such shares of Preferred Stock.

                  4.       Definitions.  For purposes of this Agreement:

                  (i) "Cause" shall mean termination (a) upon the willful and continued failure by a Purchaser to substantially perform his duties with Holdings or its subsidiaries (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Purchaser by the Board of Directors of Holdings or such subsidiary, which demand specifically identifies the manner in which such Purchaser is believed not to have substantially performed his duties, or (b) a Purchaser's willful engagement in conduct which is or is likely to become demonstrably and materially injurious to Holdings or such subsidiary, monetarily or otherwise;

                  (ii) "Common Share Value" shall mean the quotient of (i) the amount equal to the excess, if any, of the Holdings Equity Value over the Holdings Preferred Value divided by (ii) the number of shares of Common Stock outstanding on a fully diluted basis.

                  (iii) "EBITDA" shall mean, for any period, the amount equal to: (a) the net income (or net loss) of Holdings and its subsidiaries during such period after deduction of all expenses, taxes and other charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income and expense (including the elimination of any expense reported on the financial statements of Holdings or any subsidiary for such period in respect of the management fee owed to Castle Harlan, Inc. ("CHI") pursuant to the Management Agreement between CHI, Holdings and Universal Compression, Inc., dated as of the date hereof); plus (b) to the extent deducted from net income, dividends on Holdings' Preferred Stock; plus (c) any provision for (or less any benefit from) income taxes included in the determination of (a) above; plus (d) depreciation, depletion and amortization; plus (e) the expenses of Holdings and its subsidiaries charged to income for interest on indebtedness (including the current portion thereof), determined in accordance with generally accepted accounting principles.

                  (iv) "Fair Market Value" shall mean the fair market value of the shares of Common Stock or Preferred Stock, as the case may be, that are being purchased from or sold by a Purchaser pursuant to this Agreement, such value to be determined by a nationally recognized investment banking firm selected by the Board of Directors of Holdings, which selection shall be subject to such Purchaser's approval (such approval or disapproval not to be unreasonably withheld) within thirty (30) days of notice to him of such selection.

                  (v) "Holdings Equity Value" shall mean, as of any date, an amount equal to EBITDA for the four immediately preceding fiscal quarters, multiplied by seven, minus the sum of (a) the amount of Holdings' indebtedness for borrowed money (including any obligation owed in respect of capitalized leases) (determined in accordance with generally accepted accounting principles as set forth on Holdings' most recent quarterly balance sheet, including current and long term portions) and accrued interest thereon, and (b) the amount of the liquidation preference of any preferred stock (other than Preferred Stock) outstanding and accrued dividends thereon.

                  (vi) "Holdings Preferred Value" shall mean the Preferred Share Value multiplied by the number of shares of Preferred Stock outstanding on a fully diluted basis.

                  (vii) "Preferred Share Value" shall mean the lesser of (a) the Holdings Equity Value divided by the number of shares of Preferred Stock outstanding on a fully diluted basis and (b) the liquidation value per share of Preferred Stock assigned to the Preferred Stock, plus all accrued and unpaid dividends thereon, if any.

                  5. Payment. The purchase of Holdings Securities by Holdings pursuant to the foregoing provisions shall be paid for in cash, to the extent permitted under the loan agreements and debt instruments relating to Holdings or any of its subsidiaries, or, to the extent cash payments are not permitted thereunder, by means of a subordinated payment-in-kind promissory note issued by Holdings bearing interest, payable annually, at the lowest interest rate required to avoid imputed interest, which note shall be repaid as soon as permitted.

                  6. Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

                  7.       Miscellaneous Provisions.

                           (a)      Assignability; Binding Effect.  Except as
otherwise provided in this Section, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. Holdings shall have the right to assign its rights and obligations hereunder to any successor entity (including any entity acquiring substantially all of the assets of Holdings), whereupon references herein to Holdings shall be deemed to be to such successor. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

                           (b)      Notices.  Any notice or other communication
required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, 2 days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service as follows:

                                    (i)     if to Holdings, to it at:

                                            c/o Castle Harlan, Inc.
                                            150 East 58th Street
                                            37th Floor
                                            New York, New York  10155
                                            Attention:  Jeffrey M. Siegal
                                            Telecopier No.:  212-207-8042

                                    with a copy to:

                                            Schulte Roth & Zabel LLP
                                            900 Third Avenue
                                            New York, NY 10022
                                            Attention: Andre Weiss, Esq.

                                    (ii) if to a Purchaser, to it at:

                                            Universal Compression, Inc.

                                            4430 Brittmoore
                                            Houston, TX

                  (c) Applicable Law; Consent to Jurisdiction. This Agreement

and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

                           (d)      Entire Agreement; Amendments and Waivers.
This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended only by the written consent of each party hereto, and each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived only by the written waiver of the party against whom such action or inaction may negatively affect, but, in any case, such consent or waiver shall only be effective in the specific instance and for the specific purpose for which given.

                           (d)      Headings.  The headings in this Agreement
are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement.

                           (e)      Severability.  If any term, provision,
covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           (f)      Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                           (g)      Specific Performance.  Each of the parties

hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                            UNIVERSAL COMPRESSION HOLDINGS, INC.


                                            By:  /s/  Ernie Danner
                                                -------------------------------
                                                Name: Ernie Danner
                                                Title:  Chief Financial Officer


                                            PURCHASERS:

                                             /s/  Stephen Snider
                                            ------------------------------
                                            STEPHEN SNIDER

                                             /s/  Thomas Hartford
                                            ------------------------------
                                            THOMAS HARTFORD

                                             /s/  Newton Schnoor
                                            ------------------------------
                                            NEWTON SCHNOOR

                                             /s/  Robert Ryan
                                            ------------------------------
                                            ROBERT RYAN

                                   ANNEX I


         Purchaser                          Number of Shares                              Purchase Price
         ---------                          ----------------                              --------------

                                     Common                Preferred               Common              Preferred
                                      Stock                  Stock                  Stock                Stock
                                    -------                ---------               ------              ---------

       Stephen Snider                 2,000                  8,000                $100,000              $400,000

      Thomas Hartford                  960                   3,840                 $48,000              $192,000

       Newton Schnoor                  --                      --                    --                    --

        Robert Ryan                    --                      --                    --                    --

